Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Amendment No.1 of Registration Statement on Form S-1 of our report dated November 3, 2014 relating to the consolidated financial statements of Zhen Ding Resources Inc. (formerly Robotech Inc.) (a Delaware Corporation) as of December 31, 2013 and 2012 and for the years ended December 31, 2013 and 2012. We also consent to the reference to our firm under the heading "Experts" appearing therein.

/s/ GBH CPAs, PC

GBH CPAs, PC
www.gbhcpas.com
Houston, Texas
November 5, 2014